UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2004

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

B.	Supplemental Information

On May 6, 2004, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Principal Financial Officer, Universal City Development Partners, Ltd.

ATTENDANCE

By all measures, our first quarter performance far exceeded our expectations. We set an all-time high for first quarter attendance this year. Overall, visitors were up 12% to prior year. This increase, multiplied by a strong attendance per visitor of 1.59 (versus attendance per visitor of 1.54 in the first quarter of 2003), made for a great start to 2004. Attendance from our outer United States market continued to be strong, pacing 15% to prior year. We also saw improved performance in the international market, up 20%. Importantly, the United Kingdom, which typically represents 66% of our international attendance, was up 22%.

RESULTS OF OPERATIONS

Let's now turn to our financial statements. Overall, our first quarter was very strong. Our results were favorable over $30.0 million, or 21%, in revenue; and $11.7 million, or 50%, in EBITDA.

Our revenue increase was driven by a couple of factors. Pass, merchandise and food revenues increased $20.3 million, or 19%. This was a result of the attendance increase I discussed earlier, and improved pricing. Other revenue was also favorable $10.0 million, or 27%. This was primarily due to revenue growth at CityWalk and Universal Parks & Resorts Vacations; favorable special event business; and upselling initiatives in the park.

Total costs and operating expenses were unfavorable $16.0 million, or 11%. This included $4.0 million related to an additional investment in our outer United States marketing media. The remaining $12.0 million, or 8%, was driven by the 16% increase in paid attendance.

Net interest was unfavorable by $6.0 million, or 28%, primarily due to a higher average interest rate associated with the new bonds.

In the first quarter, which is our seasonally weakest quarter, we generated a net loss of $23.8 million, which was favorable $7.0 million versus 2003.

LIQUIDITY AND CAPITAL RESOURCES

In the first quarter, we spent $8.5 million in investing activities. This included $9.0 million in capital additions, most of which was spent on the development of the Mummy. The grand opening of the Mummy will be on May 20, which will include the appearance of Brendan Fraser and Arnold Vosloo. By the way, we did operate the Mummy for technical rehearsals during Spring Break, which received excellent guest satisfaction.

To summarize our debt position, we had $1,175 million in debt at the end of 2003, including $680.6 million under our term loan. We began the year making a $35.0 million prepayment on January

30, which substantially paid down our cash flow sweep. Additionally, we prepaid $30.0 million on March 15, and another $20.0 million on April 30. As a result of these prepayments, our term loan at the end of April was $595.6 million, which is a substantial improvement from early 2003. In addition, this allowed us to eliminate all of our March 2005 scheduled term loan payment and reduce our scheduled June 2005 payment to $8.0 million. Subsequent to the end of the quarter, we also paid a partner distribution of $5.0 million.

As you know, payment of our special fees to Vivendi Universal Entertainment related to Universal Studios Florida can't start until our leverage ratio for the last-twelve-months is below 5 times (pro forma for making the payment). We satisfied this requirement in the first quarter and will pay almost $4.0 million to Vivendi Universal Entertainment sometime this month. Remember, that deferred fees related to Universal Studios Florida can't be paid until our leverage ratio is below 4 times. In addition, all special fees related to Islands of Adventure are deferred per the partnership agreement.

At the end of the quarter, we continued to hold a strong liquidity position, with cash of $94.0 million and total liquidity of over $190.0 million.

OUTLOOK

April 2004 was a record month, surpassing the prior April attendance record by 5%. On a year-to-year basis, paid attendance was favorable about 15%; with revenue showing growth in excess of 20%.

Looking at the rest of the year, I have a few thoughts. First, we expect the deal with NBC to close shortly. We continue to be involved with synergy development and pre-merger activities. Second, as I mentioned earlier, we are very excited about the opening of the Mummy later this month. Third, we continue to be optimistic that the economy is rebounding. We continue to see several strong economic indicators. This includes the Greater Orlando Aviation Authority reporting that March 2004 set a March record for the number of airline passengers coming into Orlando. In addition, Orbitz has reported that Orlando is the top destination for summer travel this year. Accordingly, we expect continued growth for the balance of 2004. However, given the more difficult comparisons in July and August of 2003, which were record months, we do not expect the same level of growth for the rest of the year as we experienced in the first quarter.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are "forward-looking statements." Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" or future conditional verbs, such as "will," "should," "could," or "may" and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
Date: May 6, 2004	By:	/s/ Michael J. Short
Name: Michael J. Short Title: Principal Financial Officer
UCDP FINANCE, INC.
Date: May 6, 2004	By:	/s/ Michael J. Short
Name: Michael J. Short Title: Treasurer (Principal Financial Officer)